Exhibit 99.2

Global Loss Triangles Supplement

December 31, 2003

Investor Contact Helen M. Wilson Phone: (441) 299-9283 Fax: (441) 292-8675 email: investorrelations@ace.bm	This report is for informational purposes only. It should be read in conjunction with documents filed by ACE Limited with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this document reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements.

For example, the Company’s forward-looking statements could be affected by the frequency of unpredictable catastrophic events, actual loss experience which differs from the Company’s assumptions, uncertainties in the reserving or settlement process, new theories of liability, judicial and legislative developments, litigation tactics, the amount and timing of reinsurance recoverable, credit developments among reinsurers, pricing and policy term trends and actual market conditions and developments, as well as management’s response to these factors, and other factors identified in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, the Company’s quarterly reports on Form 10-Q, and in the Company’s earnings press release, which are available on the Company’s website. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ACE Limited Global Loss Triangles Global Loss Triangles Supplement Table of Contents

ACE Limited Global Loss Triangles Overview Executive Summary

The Global Loss Triangles (GLT) supplement is comprised of the following information:

•	For direct business — accident year triangles of a) net paid loss plus paid allocated loss adjustment expenses (ALAE) and b) net reported loss plus paid ALAE (i.e. excluding IBNR) for the ten calendar years ending December 31, 2003.

•	For reinsurance business — treaty year triangles of a) net paid loss plus paid ALAE and b) net reported loss plus paid ALAE (i.e. excluding IBNR) for the ten calendar years ending December 31, 2003.

•	Net earned premium for each of the ten accident/treaty years ending December 31, 2003.

The triangle data are provided in groupings under three of ACE’s four SEC reporting segments:

•	Insurance North American Segment

•	Workers Compensation (WC)

•	General Liability (GL)

•	Other Casualty

•	Non-Casualty

•	Insurance Overseas General Segment

•	Casualty

•	Non-Casualty

•	Personal Accident

•	Global Reinsurance Segment

•	Casualty

•	Non-Casualty

Furthermore, the GLT supplement also contains the following:

•	A reconciliation of the GLT reserve balances with ACE’s published GAAP reserve balance ending December 31, 2003.

•	A discussion of some factors to consider when analyzing loss reserve triangles.

•	Commentary highlighting aspects of the GLT triangles and their interpretations.

•	Relevant discussion from our 2003 10-K addressing ACE’s reserving process.

Contents	Page 2

ACE Limited Global Loss Triangles Overview Reconciliation of GLT with GAAP December 31, 2003 Balances

The net reserves (case plus IBNR) associated with the GLT can be reconciled back to ACE Limited’s December 31, 2003 closing GAAP P&C net reserve balance as follows:

($millions)
GAAP Net P&C Reserve Balance at December 31, 2003	$13,963
Less: World Trade Center Reserve [1]	323
Financial Solutions [2]	2,288
ACE Cap Re and ACE Guarantee Re [3]	472
Bad Debt	558
Unallocated Loss Adjustment Expense (ULAE)	567
Excluded Large Loss [4]	78
AGM Excluded Reserves [5]	145
Commutations [6]	299
Other [7]	489
Plus: Recoveries from retroactive reinsurance contracts [8]	2,642

GLT Net Reserve Balance at December 31, 2003	$11,386

The GLT Net Reserve Balance can be split as follows:
Accident Years 1994 through 2003	$7,445
Accident Years 1993 and prior	3,941

$11,386

The triangles are constructed to exclude the effects of shifting exchange rates. Loss and ALAE data denominated in foreign currencies are converted to US dollars at December 2003 exchange rates.

As indicated above, certain blocks of loss and ALAE reserves were excluded for the following reasons:

1. The paid and reported losses for WTC have been removed from the triangles to avoid projection distortions. The $323 million reserve balance for WTC is consistent with prior disclosures of $650 million net loss less $327 million paid as of December 31, 2003.

2. With respect to the Financial Solutions business, traditional actuarial methods such as loss development triangles are inappropriate for evaluating reserves. The book is made up of a relatively small number of large heterogeneous accounts, each account having its own unique terms. As a result, each account is reviewed and reserved for individually.

3. ACE sold a majority interest in ACE Capital Re and ACE Guaranty Re via an IPO in early 2004. As a result, on a go-forward basis, these reserves are no longer on ACE’s balance sheet. Therefore, these losses were excluded from the GLT.

4. To avoid projection distortion, an integrated occurrence from a single insured has been removed from the 1995 and 1996 accident years of the Insurance North American General Liability triangle. The paid amounts as of December 31, 2003 are $77 million in 1995 and $1 million in 1996, while the reported amounts are $80 million and $76 million, respectively.

5. Due to the complexity of allocating its net paid and reported data from treaty year to accident year, the ACE Global Markets Property, Energy, and Personal Accident book was excluded from the GLT. However, the GL, Professional Liability, Aviation, and Marine books from accident year 1997 onwards have been included in the Casualty triangles.

6. The increases in loss reserves relating to a 2003 commutation have been excluded to avoid distorting the loss history.

7. Includes blocks of reserves associated with prior years, or representing reserves for which loss development methods are not appropriate or other items.

8. The Global Loss Triangles are presented gross of retroactive reinsurance, which is consistent with the US statutory Schedule P treatment. In general, these treaties tend to distort the net loss history and prevent a useful analysis. ACE does not utilize this type of reinsurance in the normal course of business. The retroactive treaties we have on our books relate to acquisitions made by ACE, and the majority of the expected recoveries relate to accident years 1993 and prior. As we have previously disclosed, $2.375 billion (or 90%) of the total retroactive recoveries relate to the NICO Brandywine cover, which was purchased at the time of ACE’s acquisition of the CIGNA P&C business. The remaining amount of $267 million relates to the ACE Westchester acquisition.

Reconciliation	Page 3

ACE Limited Global Loss Triangles Overview Reserve Evaluation Considerations

We have actuarial staff in each of our operating segments who track insurance reserves and regularly evaluate the levels of loss reserves, taking into consideration factors that may impact the ultimate loss reserves. This is accomplished not only by employing a variety of actuarial methods, but also by applying judgment to help quantify the impact of these variables.

Considerable caution should be used when attempting to analyze reserve adequacy based on aggregated triangles. It is rare that the data is so consistent, homogeneous, and static that a valid analysis is possible without exercising substantial judgement. Results can be distorted by both industry-wide and company-specific factors. Below is a non-exhaustive list of possible pitfalls.

Many methods for judging reserve adequacy (e.g. Stanard-Buhlmann, Least Squares) assume that expected loss ratios (ELRs) do not change over time. In fact, ELRs can change substantially from year to year due to many reasons (e.g. change in rates, change in mix of business, etc.). Recently, a hard market has produced higher rates and more restrictive terms and conditions for most lines, which should result in lower ELRs. If these rate changes are not taken into consideration, indicated reserves will most likely be overstated, or stated another way, misleading reserve deficiencies may be indicated. While we consider ACE’s actual rate change information to be proprietary, there are a number of public sources that can be used as a proxy to adjust loss ratios to a more appropriate level. These sources include, but are not limited to, the Council of Insurance Agents & Brokers (CIAB) Commercial Insurance Lines survey, Lloyd’s of London Premium Rating Index, and Tillinghast-Towers Perrin Directors & Officers Liability Survey.

•	Changes in inflation rates distort any reserve analysis based on loss triangles. If expected future inflation is lower (higher) than historical inflation rates, needed reserves may be overstated (understated) as a result, and appropriate adjustments should be made. If inflation rates are stable, no adjustment may be required.

•	Many other changes and distortions (e.g. change in reinsurance structure, large losses, change in settlement rates, etc.) can skew the results of a reserve analysis based on aggregated triangles. These distortions are not always easily corrected for, but we have attempted to identify and quantify them wherever possible.

•	Loss development methods can be particularly volatile at the first and second evaluation points, especially for longer-tailed lines. In those situations, we would recommend relying on an expected loss technique. One expected loss technique not addressed in Feldblum’s paper is the Bornhuetter-Ferguson method, which can be modified to incorporate information on changing premium rates in an analysis of reserve adequacy.

There are a number of valid prospective tests of reserve adequacy that can be performed based on consolidated triangles. One excellent source of information on the various methods is Completing and Using Schedule P by Sholom Feldblum (1) . It is strongly recommended that anyone attempting to analyze reserves presented in loss triangles be familiar with the methods detailed in the section entitled “Loss Reserve Adequacy Testing – Prospective Valuation.”

(1) Publicly available on the Casualty Actuarial Society’s web site at the following address http://www.casact.org/pubs/forum/02fforum/02ff353.pdf

Considerations	Page 4

ACE Limited Global Loss Triangles Highlights - Insurance North American Segment

The triangles are provided by GAAP reporting segment (Insurance North American, Insurance Overseas General, and Global Re) which is consistent with how ACE manages its business on an aggregate basis.

Insurance North American Segment

The Insurance North American segment covers business written by ACE USA (including business written in other ACE entities but managed by ACE USA), ACE Westchester Specialty, ACE Canada, and ACE Bermuda. A significant portion of ACE Bermuda’s exposure is from the US, though a portion does reside in Europe.

There are three important points with regards to the “Prior” line. First, the “Prior” line shown here is gross of retroactive reinsurance (NICO treaties). Second, it would be incorrect to apply a single loss development factor to the “Prior” line, as it does not represent a single accident year but the total activity in accident years prior to 1993. Third, nearly all of ACE’s Asbestos and Environmental exposure is contained in the “Prior” line of the General Liability triangles. Development factors derived from loss triangles are inappropriate for analysis of this exposure. We will be completing our annual Asbestos review during the 4th quarter.

Insurance North American – Workers Compensation

The US Statutory Schedule P filings for Workers Compensation (WC) only show a portion of ACE’s total WC business. At year end 2000, there was an internal reinsurance transaction between the ACE American Pool and another ACE entity whereby 100% of the outstanding liabilities for the 2000 and prior accident years and 100% of any future development (net of third party reinsurance) was ceded outside the ACE American Pool. The WC triangle contains all the original WC business written by ACE’s US based direct operations.

ACE USA’s WC experience includes both middle market and Fortune 1000 business. The middle market business was predominantly guaranteed cost, while the majority of the Fortune 1000 business varies among retro, guaranteed cost, high deductible, and fronted captive business.

Contained in the triangles are a few instances of modest negative case reserves (calculated by taking the difference between the reported and paid at a given development age for a particular accident year). This is typically due to either salvage and subrogation or timing differences associated primarily with ceded reinsurance. For Workers Compensation and other Casualty lines, it will usually be the latter. For Non-Casualty lines, it tends to be the former. In our view, these negative case reserves will not significantly distort an analysis nor detract from the usefulness of the information provided.

Insurance North American – General Liability

The triangles consist of Primary General Liability, Excess Liability, Professional Liability, and Products Liability. The Primary General Liability and US Excess Liability are written on an occurrence basis and represent the largest part, while the Professional Liability and Bermuda Excess Liability are written on a claims made basis. Over the past three years, ACE USA has grown its General Liability book, while Excess Liability business has been de-emphasized by ACE Bermuda. In addition, given the recent hard market in Professional Liability, each of the four entities has grown its Professional Liability book over the past two years.

Furthermore, the underwriting cycle has been particularly pronounced for Professional Liability, with a soft market throughout the late 1990’s and into 2001, followed by a rapid hardening in the last three years. These changes in price adequacy should be incorporated into any analysis of reserve levels.

ACE Bermuda writes on a “claims first reported” form which means that coverage is triggered when news of a potential claim is received, potentially well in advance of a claim being filed. In addition, Bermuda typically writes at high attachment points, particularly on its Excess Liability book.

Finally, in ACE’s US statutory Schedule P, Warranty business appears in Other Liability – Occurrence. However, Warranty claims are settled quickly, and case reserves are generally not established. This makes it very different from the other business included in the Other Liability line. Warranty products are multi-year contracts, and rather than establish IBNR reserves for future claims, premium earnings are deferred over the life of the contracts and an unearned premium reserve is held which is reviewed and tested for adequacy (this is consistent with industry practice). Therefore, we have removed data associated with Warranty business from the triangles.

Insurance North American – Other Casualty

These triangles consist of the non-WC and non-GL long tailed business. The lines included are Auto Liability, Commercial Multi-Peril, Political Risk, Marine, and Aviation Liability. The last two lines are the main components of the Special Liability line in ACE’s US Schedule P.

Insurance North American – Non-Casualty

The vast majority of business in this triangle consists of Property exposures. In addition, there is Auto Physical Damage, Fidelity and Surety, and the “Other” line from ACE’s US annual statement, which includes Personal Accident exposure.

Highlights NA	Page 5

ACE Limited Global Loss Triangles North American Workers Compensation As of 12/31/03 In $US thousands

Paid Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	0	351,364	593,933	814,491	999,642	1,158,392	1,306,608	1,403,592	1,504,176	1,590,801
1994	50,429	112,195	142,954	171,602	187,551	199,655	211,640	219,136	225,839	229,592
1995	91,647	195,392	235,901	272,906	287,348	300,623	312,405	314,270	313,106
1996	45,152	91,676	114,852	152,208	187,477	209,828	231,149	247,534
1997	57,279	108,517	147,755	170,829	187,468	201,703	210,947
1998	67,048	146,370	182,164	209,321	228,520	243,969
1999	37,499	82,442	122,567	153,706	180,550
2000	28,321	48,850	107,490	154,389
2001	15,649	41,446	59,041
2002	27,778	76,748
2003	38,981

Reported Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	1,618,828	1,816,513	1,903,648	2,037,010	2,134,655	2,240,538	2,271,844	2,298,927	2,453,737	2,518,407
1994	181,623	232,111	240,686	253,630	264,479	274,548	280,358	282,723	287,745	295,173
1995	176,643	263,761	290,930	319,976	338,017	344,411	354,482	356,036	352,118
1996	90,200	129,279	141,897	157,752	181,429	201,350	238,322	245,561
1997	126,339	180,864	207,311	220,188	231,718	242,951	245,856
1998	147,610	218,692	239,049	264,940	277,404	281,471
1999	92,555	128,585	160,598	202,697	216,983
2000	38,790	80,989	134,396	177,630
2001	29,121	61,226	70,100
2002	55,662	123,752
2003	100,170

Net Earned Premium

Accident Year	NEP

1994	582,023
1995	500,005
1996	440,059
1997	409,510
1998	435,467
1999	332,714
2000	209,661
2001	272,925
2002	381,693
2003	577,172

NA WC	Page 6

ACE Limited Global Loss Triangles North American General Liability As of 12/31/03 In $US thousands

Paid Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	0	653,408	1,072,425	1,790,859	2,426,197	3,233,168	3,623,830	3,909,749	4,159,684	4,482,369
1994	15,889	68,462	112,534	150,137	185,344	210,369	307,156	321,577	320,977	338,813
1995	24,568	79,377	108,468	133,560	163,086	187,675	202,406	209,229	204,732
1996	10,454	44,945	86,823	132,920	173,980	194,203	213,667	230,746
1997	7,350	45,879	79,515	106,989	136,500	167,576	193,440
1998	13,033	50,479	131,617	182,215	173,541	218,726
1999	29,667	127,970	194,244	224,959	272,293
2000	54,768	110,707	135,974	235,368
2001	26,271	119,977	135,215
2002	32,049	111,345
2003	41,961

Reported Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	1,439,736	2,035,359	2,517,203	2,958,507	3,360,151	3,750,645	4,145,831	4,386,677	4,437,902	4,797,422
1994	59,893	157,653	200,235	218,675	274,806	282,089	348,420	346,432	347,623	353,638
1995	74,947	137,493	167,707	183,789	214,394	252,888	263,980	257,843	260,235
1996	48,300	86,372	126,176	159,159	199,513	224,255	240,770	244,586
1997	51,029	130,588	170,585	185,709	219,265	225,803	217,928
1998	42,704	115,317	184,411	245,956	235,333	235,066
1999	63,820	174,795	248,361	289,522	305,985
2000	88,211	197,294	300,351	350,974
2001	65,999	202,873	253,219
2002	84,694	144,019
2003	76,531

Net Earned Premium

Accident Year	NEP

1994	897,979
1995	630,995
1996	612,624
1997	529,832
1998	459,322
1999	393,026
2000	427,879
2001	572,303
2002	658,235
2003	1,429,871

NA GL	Page 7

ACE Limited Global Loss Triangles North American Other Casualty As of 12/31/03 In $US thousands

Paid Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	0	572,130	955,296	1,233,504	1,407,088	1,603,891	1,729,762	1,849,405	1,932,962	1,998,860
1994	299,002	561,615	711,582	813,753	873,395	912,053	922,547	933,059	953,655	958,586
1995	213,711	425,508	514,287	579,689	603,185	622,877	635,935	642,833	645,399
1996	265,305	515,565	603,365	654,811	686,702	713,644	722,534	728,116
1997	192,385	333,731	401,466	437,957	462,389	475,603	491,726
1998	220,526	383,000	471,039	516,125	545,458	558,519
1999	170,013	281,063	346,545	384,889	403,668
2000	206,774	345,447	386,000	423,460
2001	100,088	195,778	247,647
2002	107,520	179,196
2003	124,688

Reported Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	1,279,577	1,530,579	1,658,054	1,733,434	1,761,569	1,936,289	2,047,066	2,149,945	2,316,796	2,296,754
1994	625,666	797,049	860,797	919,252	938,786	950,242	945,736	949,875	963,641	965,733
1995	430,516	560,552	598,962	634,192	633,698	637,833	640,727	651,059	653,097
1996	479,662	627,318	696,174	706,581	717,698	732,235	732,726	737,526
1997	336,063	425,376	473,438	486,607	495,667	505,478	514,862
1998	423,404	489,847	525,020	560,979	567,403	583,952
1999	309,333	344,940	394,496	433,660	442,838
2000	322,300	404,754	417,369	454,322
2001	150,648	239,718	286,009
2002	185,977	243,770
2003	195,731

Net Earned Premium

Accident Year	NEP

1994	1,189,587
1995	994,785
1996	906,133
1997	737,334
1998	598,251
1999	918,732
2000	556,550
2001	503,634
2002	572,310
2003	849,132

NA Other Cas	Page 8

ACE Limited Global Loss Triangles North American Non-Casualty As of 12/31/03 In $US thousands

Paid Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	0	34,706	110,598	130,561	136,927	124,323	136,663	143,385	145,778	146,935
1994	248,333	313,409	326,691	342,134	358,921	369,946	372,498	367,750	368,736	370,318
1995	143,155	232,571	247,050	257,792	263,763	264,772	266,930	265,537	272,501
1996	139,883	221,963	242,138	258,683	257,819	259,294	261,244	262,729
1997	132,477	207,166	238,631	241,457	246,674	255,088	254,382
1998	192,158	319,577	345,684	357,287	363,770	368,112
1999	184,455	266,046	280,699	286,111	285,781
2000	264,630	379,125	387,552	395,738
2001	205,082	278,237	272,233
2002	301,636	401,283
2003	381,183

Reported Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	123,417	138,821	184,978	197,289	218,539	199,652	194,558	214,533	149,816	169,684
1994	320,277	351,422	360,287	343,115	356,444	386,630	387,019	373,636	373,560	374,801
1995	204,832	240,477	252,831	261,567	267,942	265,333	270,435	266,173	272,766
1996	269,402	267,945	272,438	282,791	275,446	268,948	272,770	270,877
1997	219,093	250,922	265,935	251,001	250,442	257,606	251,286
1998	335,191	348,832	353,924	359,752	368,872	370,907
1999	241,386	299,699	291,892	299,966	286,359
2000	397,144	437,345	437,399	426,026
2001	217,600	313,520	302,005
2002	330,510	407,764
2003	466,750

Net Earned Premium

Accident Year
	NEP
1994	540,964
1995	423,857
1996	507,081
1997	525,072
1998	519,608
1999	503,846
2000	661,112
2001	623,325
2002	895,477
2003	880,353

NA NCas	Page 9

ACE Limited Global Loss Triangles Highlights - Insurance Overseas General Segment

Insurance Overseas General Segment

The Insurance Overseas General segment includes business written by ACE International and ACE Global Markets (AGM). ACE International has four regions, with the majority of the business located in Europe. AGM business is written in the Lloyd’s market and is mostly US business. An important reserving consideration is that ACE analyzes its AGM business on a gross underwriting year basis rather than an accident year basis. In order to provide net data on an accident year basis it has been necessary to make a number of assumptions. As a result, any purely mechanical analysis may produce artificially high or low estimates, and some degree of judgment should be used in selecting factors and in the selection of an overall development pattern.

Due to the complexity of allocating its net paid and reported data from treaty year to accident year, the ACE Global Markets Property, Energy, and Personal Accident book was excluded from the GLT. However, the GL, Professional Liability, Aviation, and Marine books from accident year 1997 onwards have been included in the Casualty triangles.

Insurance Overseas General – Casualty

The majority of the exposures consist of General Liability and Professional Liability from both ACE International and AGM. As noted in the Insurance North American discussion, there was a hardening of the Professional Liability market in the last three years, and any analysis should reflect these changes in price adequacy. Also included in this triangle are relatively smaller amounts of Auto Liability, Employers Liability, Marine, Aviation, and Political Risk.

Both occurrence and claims made coverages have been written in relatively equal proportions over the last ten years. As with Insurance North American, we did not see any significant distortion in combining occurrence and claims made data.

Insurance Overseas General – Non-Casualty

These triangles consist entirely of Property and Energy losses. As mentioned above, the AGM Non-Casualty book was excluded.

Insurance Overseas General – Personal Accident

The Personal Accident business shown here is written entirely by ACE International. As mentioned above, the AGM Personal Accident book was excluded. This is mostly traditional accident business with no health insurance component.

Highlights OG	Page 10

ACE Limited Global Loss Triangles Overseas General Casualty As of 12/31/03 In $US thousands

Paid Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	0	90,945	154,309	199,532	239,140	263,587	284,459	296,977	307,583	320,689
1994	137,352	198,858	216,565	229,263	241,202	253,765	257,478	260,811	264,669	266,239
1995	129,489	196,387	217,246	228,419	242,516	249,767	255,643	258,371	258,992
1996	129,426	200,407	219,333	240,300	247,510	253,955	263,502	265,965
1997	238,524	385,022	460,868	512,340	572,056	614,946	636,420
1998	260,489	404,837	474,053	541,816	582,699	606,176
1999	235,665	398,403	479,872	539,374	571,754
2000	273,676	490,143	598,685	664,683
2001	245,968	444,559	562,590
2002	196,408	387,063
2003	187,656

Reported Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	257,307	294,110	343,649	361,156	356,673	368,653	373,809	393,148	383,345	387,820
1994	202,176	242,704	251,563	258,081	262,336	270,878	270,642	273,108	274,429	280,563
1995	194,187	240,297	244,444	250,302	263,734	265,441	266,706	264,595	264,773
1996	196,217	240,261	248,739	261,114	263,683	272,033	270,977	272,760
1997	375,389	543,458	592,337	673,764	732,493	806,155	829,559
1998	386,312	541,004	604,645	623,351	657,126	727,873
1999	373,586	552,511	610,078	640,499	594,671
2000	422,597	707,354	784,711	863,381
2001	417,793	571,844	693,158
2002	377,835	625,698
2003	350,332

Net Earned Premium
Accident Year
	NEP
1994	489,276
1995	487,876
1996	503,078
1997	1,011,026
1998	949,935
1999	909,774
2000	984,206
2001	1,133,599
2002	1,394,816
2003	1,558,108

OG Cas	Page 11

ACE Limited Global Loss Triangles Overseas General Non-Casualty As of 12/31/03 In $US thousands

Paid Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	0	35,188	49,312	60,322	68,065	78,500	84,443	107,216	115,386	126,950
1994	79,760	134,601	146,434	150,516	152,704	150,942	151,831	152,662	152,848	152,922
1995	63,695	133,741	148,376	152,640	153,815	154,181	158,501	159,375	159,338
1996	61,384	124,564	137,604	141,216	142,896	144,280	145,688	145,620
1997	72,908	137,354	148,790	154,002	155,634	156,983	158,753
1998	131,631	253,937	275,903	285,635	298,277	299,644
1999	93,231	237,337	279,231	291,658	296,180
2000	117,848	263,766	315,259	337,542
2001	123,634	282,660	318,492
2002	137,715	256,995
2003	97,947

Reported Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	81,960	84,447	83,250	83,250	82,393	87,699	91,177	112,629	120,280	130,233
1994	146,863	155,232	157,204	156,610	161,290	158,362	158,622	158,787	158,034	157,404
1995	150,748	163,579	163,995	163,122	165,234	159,617	160,727	160,571	159,863
1996	129,567	148,984	149,445	148,343	148,018	148,175	147,757	147,427
1997	152,165	169,871	164,496	161,456	161,902	162,183	162,745
1998	262,160	306,709	305,723	301,980	302,229	303,005
1999	219,153	305,691	302,912	302,794	304,434
2000	329,455	365,203	359,352	358,614
2001	343,379	370,644	351,863
2002	288,213	337,305
2003	298,823

Net Earned Premium
Accident Year	NEP
1994	311,690
1995	330,275
1996	328,952
1997	339,137
1998	343,842
1999	349,188
2000	366,502
2001	393,521
2002	564,219
2003	766,792

OG NCas	Page 12

ACE Limited Global Loss Triangles Overseas General Personal Accident As of 12/31/03 In $US thousands

Paid Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	0	32,199	49,908	57,969	63,257	66,643	69,971	73,138	74,675	76,139
1994	64,926	117,823	131,415	138,594	141,786	143,063	144,618	145,183	145,609	146,114
1995	68,570	119,971	135,366	142,455	145,966	147,158	148,891	150,300	150,736
1996	70,208	123,561	137,074	142,311	145,613	147,949	149,450	150,113
1997	75,076	132,394	151,804	158,583	163,437	165,939	166,991
1998	95,775	158,647	175,646	185,212	188,138	190,489
1999	84,692	144,889	164,248	172,636	176,806
2000	87,906	152,079	172,020	180,790
2001	106,043	190,160	219,610
2002	109,417	196,566
2003	115,310

Reported Loss + Paid ALAE Triangle

Accident Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	51,053	60,942	68,260	72,321	73,683	75,886	75,795	76,351	77,441	77,289
1994	99,489	134,547	143,029	146,362	146,485	146,847	146,757	146,340	146,584	146,760
1995	106,550	142,792	146,761	149,477	150,387	150,607	151,220	152,193	151,771
1996	104,592	144,197	149,223	150,844	150,742	151,747	152,259	152,519
1997	118,741	157,035	166,955	167,289	168,806	169,626	169,362
1998	142,040	184,166	190,322	192,182	192,294	193,379
1999	130,243	172,115	179,481	182,450	183,525
2000	130,362	185,169	188,726	192,767
2001	168,980	227,519	251,666
2002	172,798	259,285
2003	192,671

Net Earned Premium

Accident Year	NEP
1994	377,689
1995	403,833
1996	426,573
1997	534,800
1998	474,808
1999	487,356
2000	486,930
2001	558,951
2002	662,451
2003	718,979

OG PA	Page 13

ACE Limited Global Loss Triangles Highlights - Global Re Segment

Global Re Segment

The Global Re segment contains the business written by Tempest USA, Tempest Bermuda, and Tempest Europe. Tempest USA writes a North American treaty reinsurance book covering nearly all lines and is sourced through reinsurance brokers. Tempest Bermuda was founded in 1993 and writes catastrophe reinsurance, primarily Property coverages. Tempest Europe writes a worldwide portfolio of Marine, Aviation, Property and Casualty business.

Unlike the rest of the triangles, the data for Global Re is presented on a treaty year basis, not on an accident year basis. A feature of treaty year data is that individual treaties can incept at any time during a given treaty year, and therefore, a full treaty year can typically take up to 36 months to fully earn. Since reserves should only be established for the earned portion of the 2003 treaty year, care should be taken not to fully develop the 2003 treaty year and include the unearned portion of that treaty year. Hence, any application of a pure loss development factor method for treaty year 2003 (paid or reported multiplied by a benchmark LDF) will overstate the liability as of December 31, 2003. As an alternative, either an expected loss and/or Bornhuetter-Ferguson approach will help mitigate this issue since the earned premium represents ACE’s exposure as of December 31, 2003.

Global Re Casualty

Given the short history of Global Re in Casualty lines of business, there are only four treaty years of loss and ALAE experience to date, and given the long-tail nature of the business, it is difficult to perform any meaningful analysis, especially with loss development methods. Other methods, such as a pure Expected Loss Ratio or Bornhuetter-Ferguson, would be more appropriate. A good source for loss development factors would be the Reinsurance Association of America (RAA).

Global Re Non-Casualty

Prior to policy year 2001, all of the loss experience relates to Tempest Bermuda and is therefore all Property Catastrophe related. In the policy years subsequent to 2001, the Property Per Risk and Energy books have grown substantially.

Highlights GR	Page 14

ACE Limited Global Loss Triangles Global Re Casualty As of 12/31/03 In $US thousands

Paid Loss + Paid ALAE Triangle

Treaty Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	0	0	0	0	0	0	0	0	0	0
1994	0	0	0	0	0	0	0	0	0	0
1995	0	0	0	0	0	0	0	0	0
1996	0	0	0	0	0	0	0	0
1997	0	0	0	0	0	0	0
1998	0	0	0	0	0	0
1999	0	0	0	0	0
2000	946	4,895	10,424	13,761
2001	1,495	9,793	23,691
2002	1,555	14,977
2003	4,268

Reported Loss + Paid ALAE Triangle

Treaty Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	0	0	0	0	0	0	0	0	0	0
1994	0	0	0	0	0	0	0	0	0	0
1995	0	0	0	0	0	0	0	0	0
1996	0	0	0	0	0	0	0	0
1997	0	0	0	0	0	0	0
1998	0	0	0	0	0	0
1999	0	0	0	0	0
2000	1,669	10,779	16,660	20,026
2001	7,523	21,837	38,016
2002	9,626	37,259
2003	19,537

Net Earned Premium
Treaty Year	NEP
1994	0
1995	0
1996	0
1997	0
1998	0
1999	0
2000	30,541
2001	137,059
2002	347,174
2003	213,361

GR Cas	Page 15

ACE Limited Global Loss Triangles Global Re Non-Casualty As of 12/31/03 In $US thousands

Paid Loss + Paid ALAE Triangle

Treaty Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	0	0	0	0	0	0	0	0	0	0
1994	11,358	38,060	49,938	53,891	57,788	59,687	59,737	60,197	60,547	61,990
1995	18,023	48,441	58,325	66,612	68,306	68,831	69,283	69,284	69,314
1996	15,181	24,799	25,310	25,645	25,641	25,836	25,844	25,843
1997	6,022	10,869	13,676	17,322	17,602	17,628	17,564
1998	25,621	68,895	90,040	90,845	90,920	89,042
1999	22,024	52,487	45,975	47,792	47,990
2000	8,966	33,923	46,723	51,113
2001	26,801	41,179	55,746
2002	26,844	75,099
2003	30,370

Reported Loss + Paid ALAE Triangle

Treaty Year	Age in months
	12	24	36	48	60	72	84	96	108	120
Prior	0	0	0	0	0	0	0	0	0	0
1994	34,731	54,823	57,830	58,752	61,376	61,619	61,580	61,693	61,041	62,556
1995	58,012	58,919	63,040	68,332	69,121	69,117	69,436	69,389	69,366
1996	25,171	26,308	25,881	25,926	25,767	25,952	26,065	25,978
1997	11,283	15,542	18,346	18,548	18,635	18,291	18,259
1998	33,449	85,331	93,505	93,042	90,241	89,721
1999	25,514	48,867	50,205	48,423	48,134
2000	15,768	53,070	52,579	50,447
2001	46,220	49,387	56,943
2002	72,615	116,337
2003	61,749

Net Earned Premium

Treaty Year	NEP
1994	142,609
1995	162,158
1996	127,165
1997	118,834
1998	155,954
1999	152,583
2000	227,346
2001	339,418
2002	573,065
2003	465,203

GR NCas	Page 16

ACE Limited Global Loss Triangles Selected Excerpts based upon ACE’s 2003 10-K Disclosure

As an insurance and reinsurance company, we are required, under GAAP, to establish loss reserves for the estimated unpaid portion of the ultimate liability for losses and loss expenses under the terms of our policies and agreements with our insured and reinsured customers. These reserves include estimates for both claims that have been reported and those that have been incurred but not reported (IBNR), and include estimates of expenses associated with processing and settling these claims. At December 31, 2003, the unpaid losses and loss expense reserve was $27.1 billion gross of third party reinsurance. Our P&C loss reserves are not discounted. The process of establishing reserves for property and casualty (P&C) claims can be complex and is subject to considerable variability as it requires the use of informed estimates and judgments. These estimates and judgments are based on numerous factors, and may be revised as additional experience and other data become available and are reviewed, as new or improved methodologies are developed or as current laws change.

We have actuarial staff in each of our operating segments who track insurance reserves and regularly evaluate the levels of loss reserves, taking into consideration factors that may impact the ultimate loss reserves. The potential for variation in loss reserves is impacted by numerous factors, which we explain below.

We estimate loss reserves for all insurance and reinsurance business we write. In most cases, we do not have all the necessary information to determine the ultimate settlement value for a claim at the time we are required to accrue for the loss. As a result, historical experience and other statistical information are used to estimate the ultimate cost of the loss, depending on the type of business. To determine carried reserves for a particular line of business, we may perform one or more reserving methods to estimate ultimate losses and loss expenses and use the results to select a single point estimate. These methods may include, but are not necessarily limited to, extrapolations of our historical reported and paid loss data, application of industry loss development patterns to our reported or paid losses, expected loss ratios developed by management, or historical industry loss ratios.

Underlying judgments and assumptions that may be incorporated into these actuarial methods include, but are not necessarily limited to, adjustments to historical data used in models to exclude aberrations in claims data such as catastrophes that are typically analyzed separately, application of tail factors used to project ultimate claims from historical loss experience when there are several data points to use, adjustments to actuarial models and related data for known business changes, such as changes in claims covered under insurance contracts, and the effect of recent or pending litigation on future claim settlements. For each of our lines of business, management, in conjunction with internal actuaries, develop their “best estimate” of ultimate liabilities, which they believe provide a reasonable estimate of the required reserve. We utilize one set of assumptions in determining a single point estimate. We do not calculate a range of loss reserve estimates.

The following is a discussion of specific reserving considerations by type of claim:

Short-Tail Business, such as Property Coverages

Short-tail business describes lines of business for which losses are usually known and paid shortly after the loss actually occurs. This would include, for example, most property, personal accident, aviation hull and automobile physical damage policies that are written.

Long-Tail Business, such as Casualty Coverages

Long-tail business describes lines of business for which specific losses may not be known for some period and losses take much longer to emerge. This includes most casualty lines such as general liability, directors and officers liability (D&O) and workers compensation. Within our general insurance business, long-tail casualty business has been increasing and for the year ended December 31, 2003 comprises approximately 43 percent of net premiums earned. There are many factors contributing to the uncertainty and volatility of long-tail business. Among these are:

•	Given the recent expansion of this business, historical experience is often too immature to place reliance upon for reserving purposes. Instead, particularly for newer lines of business, reserve methods are based on industry loss ratios or development patterns that reflect the nature and coverage of the underwritten business and its future development. For new or growing lines of business, actual loss experience is apt to differ from industry loss statistics that are based on averages as well as loss experience of previous underwriting years;

10-K(1)	Page 17

ACE Limited Global Loss Triangles Selected Excerpts based upon ACE’s 2003 10-K Disclosure

•	The inherent uncertainty of the length of paid and reporting development patterns;

•	The possibility of future litigation, legislative or judicial change that might impact future loss experience relative to prior loss experience relied upon in loss reserve analyses.

We establish reserves for the estimated unpaid ultimate liability for losses and loss expenses under the terms of our policies and agreements. These reserves take into account estimates both for claims that have been reported and for IBNR, and include estimates of expenses associated with processing and settling claims.

For each of our lines of business, management, in conjunction with internal actuaries, develop a “best estimate” of ultimate liabilities, which they believe provide a reasonable estimate of the required reserve. The following is a discussion of our reserve- setting procedures by segment:

Insurance – North American and Insurance – Overseas General

Our internal actuaries perform standard actuarial methodologies including paid and incurred loss development and the Bornhuetter-Ferguson (BF) incurred and paid loss methods. The BF method is a blend of an expected loss ratio method and utilization of a pattern consistent with that of a loss development technique. For those lines of business where there is enough historical experience, in general, all four methods are utilized and an ultimate indication is estimated based on the outcomes of these techniques as well as any other methods used for the given line of business (e.g. counts and averages approaches). More reliance would be placed on loss development techniques for the older years as these are more mature and would have more consistent trends. For the more recent years, especially for long-tailed lines of business, a BF method would be given more weight since a loss development method could significantly understate or overstate liabilities. In all cases, additional diagnostics are performed to help in the determination of the most appropriate estimate.

These diagnostics include a review of paid loss to incurred loss ratios, claims disposal rates and implied IBNR to case outstanding ratios. In situations where a new line of business is being written or a new product line being sold, an expected loss ratio method would be more appropriate as our own historical loss development information is limited. In these cases, industry benchmark loss ratios and development patterns are utilized to estimate ultimate indications. Given the high severity, low frequency nature of ACE Bermuda’s book of business, the actuarial techniques utilized in calculating IBNR is more heavily weighted to an expected loss ratio/BF methodology. There is intense monitoring by claim of potential case reserve development in this business and the interaction between the claims department and actuarial function is a crucial element in the success of this operating unit.

Global Reinsurance

ACE Global Re’s book of business consists of a significant amount of property catastrophe exposure. For this line of business, we develop initial loss estimates for large individual catastrophes based on market share information of potential exposures and the output from catastrophe computer simulation models. Market share analysis uses cedant and industry information at geographic level (e.g. country) and line of business. A range of industry losses is then passed through the relevant market shares to provide a range of losses for the company’s exposures, allowing for program attachment points and the appropriate shares of the indemnity limits involved. When actual case reserves from the ceding companies are received, the initial loss estimates are progressively modified to reflect the actual emerging loss experience. Since the subject business is short-tail, most of our historical losses are now reserved on this basis.

For the casualty lines of business, similar actuarial techniques are utilized as described above for the Insurance – North American and Insurance – Overseas General segments. However, due to the immaturity of this book of business, more weight is given to the BF method of projections. There is considerable uncertainty around the expected projections for these lines and any favorable trends that may be seen in the development could easily be reversed.

The interested reader is referred to ACE’s 2003 Form 10-K for additional information on the reserving process.

10-K(2)	Page 18

ACE Limited Global Loss Triangles Glossary

Accident year: Relates to all losses occurring within a given twelve-month period, regardless of when the loss was reported or booked.

Bornhuetter-Ferguson method: Estimates unpaid (unreported) losses for a given accident/treaty year based on an expected ultimate and the percentage of losses currently unpaid (unreported).

Claims made basis: An insurance form where the date the loss is reported to the insurer is deemed to be the date of the loss event, regardless of when the loss occurred.

Integrated occurrence: Two or more separate occurrences defined in a policy as a single occurrence. For example, a number of individual lawsuits arising over several years from a single faulty product might be defined as one occurrence under policy language.

Occurrence basis: An insurance form where the date the loss occurred is deemed to be the date of the loss event, regardless of when the claim is reported to the insurer.

Retroactive reinsurance: An arrangement whereby a reinsurer assumes liability incurred as a result of past events (i.e. a loss portfolio transfer).

Treaty year: Relates to all losses associated with policies that incepted within a given twelve-month period.

Glossary	Page 19